UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 8, 2023

INDUS REALTY TRUST, INC.

(Exact name of registrant as specified in charter)

Maryland	06-0868496
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

(Commission File Number)	1-12879

641 Lexington Avenue, New York, New York	10022
(Address of principal executive offices)	(Zip Code)

Registrant’s Telephone Number, including Area Code	(212) 218-7910

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2 (b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered or to be registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	INDT	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

  Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01.	Other Events.

SUPPLEMENT TO DEFINITIVE PROXY STATEMENT

This supplemental information should be read in conjunction with the definitive proxy statement on Schedule 14A filed by the Company on April 14, 2023 (the “Definitive Proxy Statement”), including the balance of the sections entitled “Background of the Merger”, “Opinion of the Company’s Financial Advisor” and “Unaudited Prospective Financial Information”. Defined terms used but not defined in the below disclosures have the meanings set forth in the Definitive Proxy Statement. Without admitting in any way that the disclosures below are material or otherwise required by law, the Company makes the following amended and supplemental disclosures.

The section of the Definitive Proxy Statement entitled: “Background of the Merger” is amended and supplemented as follows:

On page 36, the third-to-last paragraph is amended and restated as follows (new language underlined):

“On June 1, 2022, the board held a meeting attended by management in which it discussed and evaluated the recent communications with Centerbridge, including the request for the further waiver of the ownership limitations and the potential benefits and risks related thereto, including the size of Centerbridge’s current holdings, past ownership waivers granted by the Company and the Company’s then-current stockholder composition. Following these discussions, the board determined to decline the request from Centerbridge for a further waiver of the ownership limitation at this time, given the Company’s desire to broaden its stockholder base and increase trading volume of the Company common stock, but acknowledged that it would be willing to re-evaluate Centerbridge’s request in the future.”

On page 36, the penultimate paragraph is amended and restated as follows (new language underlined):

“On June 14 and 15, 2022, Michael Simanovsky hosted a conference in Aspen, Colorado for the limited partners of Conversant Capital, LLC (“Conversant”), an independent investor in the real estate, digital infrastructure and hospitality sectors that, through certain affiliates, beneficially owned approximately 10.3% of the voting power of the Company’s outstanding common stock as of the record date. Mr. Simanovsky is the founder of Conversant and is a member of the INDUS board. The conference included as speakers representatives of management teams of certain companies in which Conversant invests. Mr. Gamzon, the Chief Executive Officer of the Company and a member of the board, spoke at the conference and discussed the state of the industrial and real estate markets. During his remarks, Mr. Gamzon several times used the Company as an example, describing the Company and its business based solely upon public information. Jesse Hom of GIC, a significant investor in certain investment funds that are advised by Conversant, was in attendance at the conference and introduced himself to Mr. Gamzon. Mr. Hom provided his feedback to Mr. Gamzon and Mr. Simanovsky on Mr. Gamzon’s remarks and noted GIC’s general interest in the industrial real estate sector but did not discuss potential interest in a strategic transaction with the Company at that time.”

On page 37, the fourth-to-last paragraph is amended and restated as follows (new language underlined):

“On November 9, 2022, representatives of Centerbridge, the Company and Morgan Stanley met telephonically to review the Company’s recently reported third quarter results and discussed publicly available information related to the Company’s earnings.”

The tenth sentence in the paragraph spanning pages 38 and 39 is amended and restated as follows (new language underlined):

“The board then discussed the board’s perspective on the Initial Proposal with Mr. Gamzon and the Company’s advisors, and the Company’s potential responses to the Initial Proposal and next steps, including potentially initiating a strategic review process to solicit competing offers in order to maximize stockholder value.”

On page 42, the third-to-last paragraph is amended and restated as follows (new language underlined):

“On January 26, 2023, the board held a meeting attended by management of the Company, and representatives of Latham & Watkins and Morgan Stanley. At the meeting, Mr. Gamzon and the Company’s advisors discussed with the board the status of the strategic review process to date, including the status of negotiations with the two remaining parties. Mr. Gamzon and representatives from Latham & Watkins discussed with the board the terms of the Sponsors Issues List, and the board provided their perspectives, emphasizing the importance of deal certainty. Representatives of Morgan Stanley provided feedback from the other bidders who declined to continue to participate in the process, and confirmed that no other bidders were expected to submit a proposal other than the Sponsors and Bidder B on January 31, 2023. Following these discussions, the board instructed management to negotiate with the Sponsors to improve the proposed terms of their proposal and to continue to actively encourage participation and the submission of proposals from other bidders, including Bidder B.”

The paragraph spanning pages 45 and 46 is amended and restated as follows (new language underlined):

“On February 19, 2023, the board held a meeting attended by management of the Company, and representatives of Latham & Watkins and Morgan Stanley. Management and representatives of Latham & Watkins provided a summary of the terms of the revised proposal from the Sponsors, including the status of negotiations on the remaining open issues which included the proposed remedies package, termination fees and limitations on dividends. Representatives of Morgan Stanley reviewed with the board Morgan Stanley’s preliminary financial analyses of the Company, including the valuation methodologies utilized and the value ranges produced under such valuation methodologies. Mr. Gamzon also confirmed that management reviewed the previously provided financial projections, and confirmed that the financial projections remained management’s best estimates with respect to the Company’s performance. Representatives from Morgan Stanley also indicated that the Sponsors had recently requested, once the material terms of the proposed transaction were finalized, to have a general discussion with Messrs. Gamzon and DuGan regarding their potential respective interests in having a continued role with the Company after the closing of the transaction. Following discussions among the board, management and its advisors, the board generally expressed support for the revised proposal, but directed Morgan Stanley and Latham & Watkins to seek to improve the financial terms, increase the size of the reverse termination fee and reduce the size of the Company termination fee. The board also expressed support to permit Messrs. Gamzon and DuGan to have a discussion with the Sponsors, provided that all of the material transaction terms were finalized prior to such discussions.”

On page 47, the first paragraph is amended and restated as follows (new language underlined):

“Later that day, Messrs. Gamzon and DuGan and representatives of Morgan Stanley held a brief telephonic meeting with representatives of the Sponsors to discuss Messrs. Gamzon and DuGan’s potential interests in having a continued role with the Company after the merger. Messrs. Gamzon and DuGan expressed general openness to a potential future role with the Company, but no specific terms were discussed and no agreements were made during the call, and no such terms have been discussed and no such agreements have been made through the date hereof.”

The section of the Definitive Proxy Statement entitled: “Opinion of the Company’s Financial Advisor” is amended and supplemented as follows:

On page 56, the following is added after the first paragraph:

“Morgan Stanley observed the following metrics for the selected companies:

Comparable Company	P / (D) to Consensus NAV	Implied Cap Rate
EastGroup Properties*	2%	4.4%
First Industrial Realty Trust*	(4)%	5.1%
Lexington Property Trust	(13)%	6.1%
STAG Industrial*	(2)%	6.1%

*Source: Green Street Advisors”

On page 56, the following is added as the penultimate sentence in the first paragraph of the “Net Asset Value Analysis” section:

“In conducting its analysis, Morgan Stanley used share count ranges of 10,364,125 for the low adjusted value and 10,436,656 for the high adjusted value, which range was determined based on the dilutive effect of outstanding options and warrants at the low and high end of the valuation range. In conducting its analysis, Morgan Stanley assumed that the estimated costs required to consummate the merger would be $35 million (as provided by the Company’s management).”

On page 57, the final paragraph in the “Discounted Cash Flow Analysis” section is amended and restated as follows (new language underlined):

“In conducting its analysis, Morgan Stanley used a range of implied terminal values from $970 million to $1.044 billion. In conducting its analysis, Morgan Stanley used a net debt of approximately $118 million as of December 31, 2022, comprised of approximately $171 million total outstanding debt and approximately $52 million outstanding cash, in each case as provided by the Company’s management. This analysis implied the following range for the Company’s common stock, as compared to the amount in cash payable to holders of Company common stock of $67.00 per share:

Implied Per Share Equity Value Reference Range

$57.26 to $64.56”

On page 58, the first paragraph in the “Research Analyst Price Targets and NAV Targets” section is amended and restated as follows (new language underlined):

“Morgan Stanley reviewed available public market undiscounted trading price targets for Company common stock by five equity research analysts that provided a price target for the Company as of November 25, 2022 (the last unaffected trading date of the Company’s common stock prior to Centerbridge and GIC submitting a non-binding proposal to acquire the Company). Morgan Stanley reviewed the most recent price target published by each of the analysts on or prior to such date. Morgan Stanley observed the following estimates of net asset value and price targets:

Broker	Net Asset Value	Price Target
Baird	$58.33	$61.00
Citi	$63.82	$65.00
Colliers Securities	$75.00	$60.00
BTIG	$79.93	$72.00
JMP Securities	NR	$74.00”

The section of the Definitive Proxy Statement entitled: “Unaudited Prospective Financial Information” is amended and supplemented as follows:

On page 51, the table of financial projections is amended and restated as follows (new language underlined):

	Fiscal Year Ending December 31,
“(dollar amounts in millions)(1)	2023E	2024E	2025E	2026E	2027E
Cash NOI from continuing operations(2)	$42	$51	$53	$57	$62
General and administrative expenses(3)	$(13)	$(13)	$(13)	$(13)	$(13)
EBITDA(4)	$30	$39	$41	$44	$48
Unlevered free cash flow(5)	$(83)	$36	$36	$41	$43

(1) Amounts are rounded to million and thus, certain amounts may not foot, crossfoot, or recalculate based on reported numbers due to rounding.

(2) The Company defines “Cash NOI from continuing operations” as rental revenue less operating expenses of rental properties, real estate taxes and non-cash rental revenue, including straight-line rents. Cash NOI from continuing operations is not a financial measure in conformity with U.S. GAAP.

(3) The Company defines “general and administrative expenses” as GAAP general and administrative expense.

(4) The Company defines “EBITDA” as Cash NOI from continuing operations less anticipated general and administrative expenses. EBITDA is a non-GAAP financial measure and should not be considered as an alternative to operating income or net income as a measure of operating performance or cash flows or as a measure of liquidity.

(5) The Company defines “Unlevered Free Cash Flow” as EBITDA plus proceeds from the sale of properties or interests in properties less tenant improvement costs and lease commission cost less maintenance capital expenditures less acquisition and development costs.”

The section of the Definitive Proxy Statement entitled: “Golden Parachute Compensation” is amended and supplemented as follows:

On page 67, the following is added as the final sentence of this section:

“See “Background of the Merger” for information regarding Messrs. Gamzon and DuGan and their potential respective interests in having a continued role with the Company after the closing of the transaction.”

The sections of the Definitive Proxy Statement entitled: “Litigation Related to the Merger” are amended and supplemented in their entirety as follows:

The last paragraph on page 15 and the second paragraph on page 67 are amended and restated as follows (new language underlined):

“On April 12, 2023, purported stockholder Ryan O’Dell filed a lawsuit against the Company and certain of its directors and officers in District Court in the Southern District of New York for violations of Sections 14(a) and 20(a) of the Securities and Exchange Act of 1934. O’Dell v. INDUS Realty Trust, et. al., Case No. 23-cv-03071 (April 12, 2023). The complaint alleges that the Company’s disclosures in connection with the merger were materially incomplete and misleading. The Company also received demand letters from purported stockholders making similar allegations. On April 19, 2023, purported stockholder Robert Garfield filed a lawsuit against the Company and certain of its directors and officers as well as certain other parties to the Merger in Connecticut Superior Court, Judicial District of Hartford alleging breach of fiduciary duties, negligent misrepresentation and fraudulent misrepresentation in connection with the proposed Merger. On April 27, 2023, purported stockholder John Thompson filed a lawsuit against the Company and certain of its directors and officers in District Court in the Southern District of New York for violations of Section 14(a) and 20(a) of the Securities and Exchange Act of 1934 and SEC Rule 14a-9. Thompson v. INDUS Realty Trust, et al., Case No. 1:23-cv-03518 (April 27, 2023). On April 27, 2023, purported stockholder Nathan Smith filed a lawsuit against the Company and certain of its directors and officers in District Court in the Southern District of New York for violations of Section 14(a) and 20(1) of the Securities and Exchange Act of 1934 and SEC Rule 14a-9. Smith v. INDUS Realty Trust, et. al., Case No. 23-cv-03528 (April 27, 2023). Each of the complaints seeks to enjoin the merger and to receive monetary damages and other equitable relief. The Company does not believe the allegations in the complaints and demand letters are meritorious, and intends to defend against them vigorously.”

On page 67, the following is added after the second paragraph:

“The Company believes that no supplemental disclosures are required under applicable laws; however, in order to avoid any risk of the Actions delaying the Merger and minimize the expense of defending the Actions, and without admitting any liability or wrongdoing, the Company is voluntarily making certain disclosures. Nothing in this Definitive Proxy Statement shall be deemed an admission of the legal necessity or materiality under applicable laws of any of the disclosures set forth herein. To the contrary, the Company specifically denies all allegations in the foregoing Actions, including that any additional disclosure was or is required.”

Additional Information and Where to Find It

In connection with the proposed transaction, the Company has filed with the Securities and Exchange Commission (“SEC”) a proxy statement on Schedule 14A on April 14, 2023. Promptly after filing its definitive proxy statement with the SEC, the Company commenced a mailing process to deliver the definitive proxy statement and a proxy card to each stockholder entitled to vote at the special meeting relating to the proposed transaction. INVESTORS AND SECURITY HOLDERS OF THE COMPANY ARE URGED TO READ THE PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS IN CONNECTION WITH THE TRANSACTION THAT THE COMPANY HAS FILED OR FILES WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. The definitive proxy statement, the preliminary proxy statement and any other documents filed by the Company with the SEC may be obtained free of charge at the SEC’s website at www.sec.gov or by accessing the Investor Relations section of the Company’s website at https://www.indusrt.com.

Participants in the Solicitation

The Company and its directors and certain of its executive officers may be deemed to be participants in the solicitation of proxies from the Company’s stockholders with respect to the proposed transaction. Information about the Company’s directors and executive officers and their ownership of the Company’s securities is set forth in the Company’s Annual Report on Form 10-K/A for the year ended December 31, 2022, filed with the SEC on April 28, 2023, and subsequent documents filed with the SEC.

Additional information regarding the identity of participants in the solicitation of proxies, and a description of their direct or indirect interests in the proposed transaction, by security holdings or otherwise, are set forth in the proxy statement and other materials to be filed with the SEC in connection with the proposed transaction when they become available.

Cautionary Statement Regarding Forward Looking Statements

Some of the statements contained in this release constitute forward-looking statements within the meaning of the federal securities laws. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. In some cases, you can identify forward-looking statements by the use of forward-looking terminology such as “may,” “will,” “should,” “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” or “potential” or the negative of these words and phrases or similar words or phrases which are predictions of or indicate future events or trends and which do not relate solely to historical matters. You can also identify forward-looking statements by discussions of strategy, plans or intentions.

The forward-looking statements contained in this release reflect the Company’s current views about future events and are subject to numerous known and unknown risks, uncertainties, assumptions and changes in circumstances, many of which are beyond the control of the Company, that may cause actual results and future events to differ significantly from those expressed in any forward-looking statement, which risks and uncertainties include, but are not limited to: the ability to complete the proposed Merger on the proposed terms or on the anticipated timeline, or at all, including risks and uncertainties related to securing the necessary stockholder approval and satisfaction of other closing conditions to consummate the Merger; the occurrence of any event, change or other circumstance that could give rise to the termination of the Merger Agreement relating to the proposed Merger; risks that the proposed Merger disrupts the Company’s current plans and operations or diverts the attention of the Company’s management or employees from ongoing business operations; the risk of potential difficulties with the Company’s ability to retain and hire key personnel and maintain relationships with customers and other third parties as a result of the proposed Merger; the failure to realize the expected benefits of the proposed Merger; the risk that the proposed Merger may involve unexpected costs and/or unknown or inestimable liabilities; the risk that the Company’s business may suffer as a result of uncertainty surrounding the proposed Merger; the risk that stockholder litigation in connection with the proposed Merger may affect the timing or occurrence of the proposed Merger or result in significant costs of defense, indemnification and liability; effects relating to the announcement of the Merger or any further announcements or the consummation of the proposed Merger on the market price of the Company’s common stock.

While forward-looking statements reflect the Company’s good faith beliefs, they are not guarantees of future performance or events. Any forward-looking statement speaks only as of the date on which it was made. The Company disclaims any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions or factors, of new information, data or methods, future events or other changes. For a further discussion of these and other factors that could cause the Company’s future results to differ materially from any forward-looking statements, see the section entitled “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2022, filed with the SEC on March 6, 2023, as updated by the Company’s subsequent periodic reports filed with the SEC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INDUS REALTY TRUST, INC.

Dated: May 8, 2023

	By:	/s/ Jon W. Clark
Jon W. Clark
Executive Vice President and Chief Financial Officer